Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-87430, 333-55788, 333-83414, 333-37042, 333-80995, 033-61387, 033-52805, 333-113258 and 333-113260 on Form S-8, Registration Statement Nos. 333-83382, 333-44303, 033-57807, 333-115255, and 333-139756 on Form S-3 and Registration Statement Nos. 333-116636 and 333-128852 on Form S-4 of our reports dated February 28, 2007, relating to the consolidated financial statements of R.R. Donnelley & Sons Company and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of the recognition and disclosure provisions of Statement of Financial Accounting Standards No. 158 Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an Amendment of FASB Statements No. 87, 88, 106, and 132R, which changed the method of accounting for pension and postretirement benefits as of December 31, 2006) and financial statement schedule and management’s report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of R.R. Donnelley & Sons Company for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
February 28, 2007